Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports Third Quarter 2012 Results

•	Q3 Revenue of $63.9MM; Adjusted EBITDA of $10.1MM; Normalized Adjusted EBITDA of $11.1MM

•	Data Center Revenue of $8.5MM, up 10.2%; Adjusted EBITDA of $3.3MM

•	Data Center Business Rebranded BLACKIRON Data with Opening of Toronto DC3

•	North America Telecom Revenue of $55.4MM, Normalized Adjusted EBITDA of $10.5MM, Steady with Prior Run Rate

•	First PTGi Fiber Ring Completed in Ottawa

•	Repurchased Majority of 10% Notes

•	Q3-End Cash Balance of $66.0MM, Net Debt of $52.7MM

MCLEAN, VA – (MARKET WIRE) – November 7, 2012 – Primus Telecommunications Group, Incorporated (“PTGi”) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the third quarter ended September 30, 2012.

Peter D. Aquino, Chairman and Chief Executive officer, stated, “Our third quarter results demonstrated continued consistency and operational execution in our two primary segments: “pure play” data centers, now branded “BLACKIRON Data,” and North America Telecom. Overall Adjusted EBITDA improved significantly as we are now able to reduce corporate overhead after the sale of Primus Australia in the second quarter. We expect our positive free cash flow profile to continue as we make progress on additional overhead reductions and move more towards success-based capital spends, especially now that our new certified Tier III data center in Toronto opened for business this past August. Our deleveraging effort this past quarter reduced total debt by more than half, cutting interest payments once again from approximately $24 million to $12 million annually. This puts PTGi in a net debt position of only $53 million, a tremendous outcome given where we were just two years ago.”

Consolidated Results

Continuing PTGi operations, including Canada and U.S. Retail, are presented below. Results from the Australian operations, as well as from PTGi’s International Carrier Services segment are classified as discontinued for all periods presented.

Net revenue was $63.9 million, a decrease of 14.0% from $74.3 million in the third quarter of 2011. The impact of foreign currency was a decrease of $1.0 million. On a constant currency basis, net revenue decreased 12.6%. The primary driver of the decrease in revenue is a decline in local and long distance services.

Net revenue less cost of revenue was $32.4 million, or 50.7% of net revenue, compared to $37.5 million, or 50.5% of net revenue, in the third quarter of 2011. The impact of foreign currency translation was a decrease of $0.5 million. On a constant currency basis, net revenue less cost of revenue decreased primarily due to the decrease in net revenue.

Selling, general and administrative (“SG&A”) expense was $23.3 million, or 36.4% of net revenue, compared to $27.2 million, or 36.7% of net revenue in the third quarter of 2011. Excluding $1.0 million of severance and other non-recurring costs, SG&A was $22.3 million, or 34.8% of revenue. The leveraging of SG&A is primarily due to management’s focus on reducing overhead to an optimum level to support continuing PTGi operations.

Income from operations was $1.5 million, or 2.3% of revenue, compared to $1.6 million, or 2.1% of revenue in the third quarter of 2011.

Adjusted EBITDA was $10.1 million, or 15.8% of net revenue, compared to $11.0 million, or 14.8% of net revenue, in the third quarter of 2011. Excluding severance and other non-recurring costs, Normalized Adjusted

EBITDA was $11.1 million, or 17.4% of net revenue, compared to $10.3 million, or 13.8% of net revenue in the third quarter of 2011. The year-over-year impact of foreign exchange translation was a decrease of $0.2 million. On a constant currency basis, the increase in Normalized Adjusted EBITDA was primarily attributable to decreases in SG&A expenses and greater contribution from growth service offerings.

Net loss was $25.0 million, or $(1.81) per basic and diluted common share, compared to $10.0 million, or $(0.73) per basic and diluted common share, in the third quarter 2011. Third quarter 2012 and 2011 results included losses from the early extinguishment or restructuring of debt of $21.1 million and $6.9 million, respectively. The number of shares outstanding used to calculate basic and diluted earnings per common share in the third quarter of 2012 was 13.9 million, compared to 13.7 million for basic and diluted earnings per common share in the third quarter of 2011.

Segment Results

As a reminder, PTGi is now reporting results from continuing operations in two segments: Data Center, a ‘pure-play’ data center business highlighting results from the company’s 8 state-of-the-art facilities throughout Canada, offering colocation, managed services, and cloud platforms to medium and large enterprises; and North America Telecom, highlighting Primus Canada’s competitive telecom suite of voice and data services for consumers and small and medium businesses as well US Retail operations.

Andrew Day, CEO of Primus Canada, stated, “During the third quarter, we continued to execute our strategic plan to invest in and grow our facilities-based data center and fiber revenue streams while maximizing margins from off-net and legacy services. Toronto DC3 opened during the quarter; customers began moving in during Q3 and we have closed additional deals in the fourth quarter. BLACKIRON Data now encompasses 8 data centers and an enhanced cloud platform and is the foundation of our future growth. In North America Telecom, we continue to improve operations and are focused on capturing on-net growth opportunities in consumer and SMB. We completed construction on our Ottawa fiber ring and have provisioned our first customer. We remain focused for the remainder of the year on these strategic priorities.”

Data Center

•

Net revenue was $8.5 million, an increase of 10.2% from $7.7 million in the third quarter of 2011. On a constant currency basis, net revenue increased 12.0%. Contributing to the net revenue increase was continued growth in colocation, network connectivity and managed/cloud services.

•

Adjusted EBITDA was $3.3 million, an increase of 4.9% from $3.1 million in the third quarter of 2011. On a constant currency basis and excluding operating expenses for Toronto DC3, Adjusted EBITDA growth was in line with the increase in revenue.

•

Capital expenditures were $4.0 million, compared to $2.5 million in the third quarter of 2011, reflecting the construction capital required for the Toronto DC3 facility, as well as other capacity expansion.

North America Telecom

•

Net revenue was $55.4 million, a decrease of 16.5% from $66.4 million in the third quarter of 2011. On a constant currency basis, net revenue decreased 15.2%. The decrease in net revenue is due primarily to declines in local and long distance services.

•

Adjusted EBITDA was $9.9 million, a decrease of 9.2% from $10.9 million in the third quarter 2011. Excluding severance and other non-recurring costs, Normalized Adjusted EBITDA was $10.5 million, a 3.4% increase from third quarter 2011 Normalized Adjusted EBITDA of $10.2 million. The increase is primarily attributable to a decrease in SG&A expense resulting from focused cost saving efforts.

•

Capital expenditures were $1.8 million in the third quarter of 2012, compared to $2.0 million in the third quarter of 2011. The expenditures are mainly for expansion of growth services capabilities, customer premise equipment and infrastructure maintenance.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the third quarter 2012 with $66.0 million in cash and cash equivalents, down from $209.7 million at June 30, 2012. Cash was generated during the third quarter in the following amounts: $10.1 million of Adjusted EBITDA and $1.3 million of working capital offset by the usage of $119.0 million for the repurchase of 10% Senior Secured Notes, $10.9 million for the premiums and costs associated with the repurchase of the notes, $5.0 million in interest payments associated with the repurchase of the notes, $13.8 million in dividends paid to stockholders and $6.4 million for capital expenditures. PTGi’s long-term debt, including current obligations, as of September 30, 2012 was $118.7 million, down from $249.3 million as of December 31, 2011 due to the repurchase of 10% Senior Secured Notes and the elimination of capital leases for the sold Australia segment.

Capital expenditures were $6.4 million in the third quarter of 2012 compared to $8.9 million in the third quarter of 2011. Excluding discontinued operations, capital expenditures were $5.9 million and $4.6 million in the third quarter of 2012 and 2011, respectively. The increase is primarily due to the construction of Toronto DC3.

Free Cash Flow in the third quarter of 2012 was $1.3 million compared to $2.1 million in the third quarter 2011. Net cash used in operating activities was $7.7 million in the third quarter of 2012 compared to $11.0 million in the third quarter of 2011. The primary contributors to the decrease in free cash flow over the prior year quarter were a $0.9 million decrease in Adjusted EBITDA and a $2.7 million increase in interest paid, partially offset by a $2.5 million decrease in capital expenditures and a $0.3 million increase in working capital over the prior year quarter. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Jim Keeley, Chief Financial Officer, stated, “PTGi ended the quarter with $66.0 million in cash, having paid down $119 million of 10% Notes to de-lever our balance sheet and reduce interest expense to approximately $12 million on an annual run rate basis. We now expect our capital program for continuing operations to finish the year slightly below our previous outlook of $26 million, and remain focused on investment in high ROI data center and metro fiber projects in Canada.”

Conference Call

The Company will hold a conference call on Thursday, November 8, 2012 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 53849357) from 11:30 AM ET on November 8, 2012 until midnight ET on November 15, 2012.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, colocation, hosting, and outsourced managed services to business and residential customers in the United States and Canada. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release and will be on PTGi’s website at investors.ptgi.com simultaneous with the conference call. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance, results, or the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) continuing uncertain global economic conditions; (ii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iii) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value or our ability to complete any transactions arising out of that evaluation, including the pursuit of a divestiture of the International Carrier Services business unit ; (iv) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (v) our ability to attract and retain customers; (vi) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (vii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (viii) volatility in the volume and mix of trading activity on the Arbinet Exchange; (ix) strengthening of the U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (x) our compliance with complex laws and regulations in the U.S. and internationally; (xi) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xii) our liquidity and possible inability to service our substantial indebtedness; (xiii) an occurrence of a default or event of default under our indentures, including PTGi’s ability to successfully defend against, and satisfy any liabilities arising out of, the alleged default under the 10% Notes Indenture; (xiv) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xv) management’s plans, goals, forecasts, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xvi) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xvii) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xviii) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

NET REVENUE	$63,911	$74,308	$197,301	$221,500

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	31,511	36,808	97,306	109,671
Selling, general and administrative	23,260	27,242	78,415	84,094
Depreciation and amortization	7,517	8,630	22,944	26,904
(Gain) loss on sale or disposal of assets	131	53	174	51
Goodwill impairment	—	—	—	—

Total operating expenses	62,419	72,733	198,839	220,720

INCOME (LOSS) FROM OPERATIONS	1,492	1,575	(1,538)	780

INTEREST EXPENSE	(6,325)	(7,576)	(20,098)	(24,054)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(55)	(55)	(170)	(158)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(21,083)	(6,853)	(21,083)	(6,853)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	235	11,367	(4,916)	7,079
INTEREST AND OTHER INCOME (EXPENSE), net	(26)	2,203	120	1,797
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	2,834	(5,366)	3,233	(2,794)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(22,928)	(4,705)	(44,452)	(24,203)

REORGANIZATION ITEMS, net	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(22,928)	(4,705)	(44,452)	(24,203)
INCOME TAX BENEFIT (EXPENSE)	43	34	741	625

INCOME (LOSS) FROM CONTINUING OPERATIONS	(22,885)	(4,671)	(43,711)	(23,578)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(2,459)	(4,882)	(18,009)	(12,849)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	98,666	—

NET INCOME (LOSS)	(25,344)	(9,553)	36,946	(36,427)
Less: Net (income) loss attributable to the noncontrolling interest	307	(457)	18	820

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(25,037)	$(10,010)	$36,964	$(35,607)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(1.63)	$(0.37)	$(3.16)	$(1.78)
Income (loss) from discontinued operations	(0.18)	(0.36)	(1.30)	(1.01)
Gain (loss) from sale of discontinued operations	—	—	7.14	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(1.81)	$(0.73)	$2.68	$(2.79)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(1.63)	$(0.37)	$(3.16)	$(1.78)
Income (loss) from discontinued operations	(0.18)	(0.36)	(1.30)	(1.01)
Gain (loss) from sale of discontinued operations	—	—	7.14	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(1.81)	$(0.73)	$2.68	$(2.79)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,890	13,715	13,825	12,759

DILUTED	13,890	13,715	13,825	12,759

DIVIDENDS DECLARED PER BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	$—	$—	$1.02	$—

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(22,578)	$(5,128)	$(43,693)	$(22,758)
Income (loss) from discontinued operations	(2,459)	(4,882)	(18,009)	(12,849)
Gain (loss) from sale of discontinued operations	—	—	98,666	—

Net income (loss)	$(25,037)	$(10,010)	$36,964	$(35,607)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

September 30, 2012

Cash and cash equivalents	$66,024
Accounts receivable, net	19,119
Other current assets	14,349
Assets held for sale	45,527

TOTAL CURRENT ASSETS	145,019

Restricted cash	859
Property and equipment, net	64,680
Goodwill	65,081
Other intangible assets, net	75,787
Other assets	16,689

TOTAL ASSETS	$368,115

Accounts payable	$11,330
Accrued interconnection costs	2,726
Deferred revenue	9,311
Accrued expenses and other current liabilities	20,707
Accrued income taxes	7,578
Accrued interest	5,440
Current portion of long-term obligations	116
Liabilities held for sale	35,544

TOTAL CURRENT LIABILITIES	92,752

Non-current portion of long-term obligations	117,882
Deferred Tax Liability	15,614
Contingent Value Rights	21,112
Other liabilities	894

TOTAL LIABILITIES	248,254

Total stockholders’ equity	119,861

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$368,115

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2011
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(25,037)	$68,859	$(10,010)
Share-based compensation expense	962	2,355	740
Depreciation and amortization	7,517	7,830	8,630
(Gain) loss on sale or disposal of assets	131	—	53
Interest expense	6,325	6,894	7,576
Accretion on debt (premium) discount, net	55	58	55
(Gain) loss on early extinguishment or restructuring of debt	21,083	—	6,853
Interest and other (income) expense	26	(142)	(2,203)
(Gain) loss from Contingent Value Rights valuation	(235)	(2,039)	(11,367)
Foreign currency transaction (gain) loss	(2,834)	1,552	5,366
Income tax (benefit) expense	(43)	408	(34)
Income (expense) attributable to the non-controlling interest	(307)	183	457
(Income) loss from discontinued operations, net of tax	2,459	20,162	4,882
(Gain) loss from sale of discontinued operations, net of tax	—	(98,666)	—

ADJUSTED EBITDA	$10,102	$7,454	$10,998
Severance, integration and other non-recurring items	1,024	2,627	(748)

NORMALIZED ADJUSTED EBITDA	$11,126	$10,081	$10,250

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended September 30, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2011

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$7,675	$(1,849)	$11,006
Net cash used in purchase of property and equipment	(6,408)	(10,616)	(8,909)

FREE CASH FLOW	$1,267	$(12,465)	$2,097

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA

(in thousands)

(unaudited)

Data Center	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011

INCOME (LOSS) FROM OPERATIONS	$2,829	$3,257
Depreciation and amortization	435	(145)

ADJUSTED EBITDA	$3,264	$3,112
Severance, integration and other non-recurring items	—	—

NORMALIZED ADJUSTED EBITDA	$3,264	$3,112

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA

(in thousands)

(unaudited)

North America Telecom	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011

INCOME (LOSS) FROM OPERATIONS	$2,721	$2,163
Depreciation and amortization	7,081	8,773
(Gain) loss on sale or disposal of assets	131	—

ADJUSTED EBITDA	$9,933	$10,936
Severance, integration and other non-recurring items	601	(748)

NORMALIZED ADJUSTED EBITDA	$10,534	$10,188